Exhibit 10.1

AMENDMENT NO. 7 TO THE
ADIAL PHARMACEUTICALS, INC.
2017 EQUITY INCENTIVE PLAN

This amendment (the “Amendment”) to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “Plan”), is hereby adopted this 1st  day of August, 2025, by Adial Pharmaceuticals, Inc. (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 4(a) of the Plan is hereby amended by increasing the share references in such section from 2,000,000 to 5,000,000, so that Section 4(a) reads in its entirety as follows:

“(a) Shares Available for Awards.    The maximum aggregate number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be five million (5,000,000) shares. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Compensation Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect

The foregoing is hereby acknowledged as being the Amendment to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan, as adopted by the Board of Directors on June 26, 2025, and approved by the Company’s stockholders on August 1, 2025.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary J. Claiborne
Name:	Cary J. Claiborne
Title:	President and Chief Executive Officer